EXHIBIT 99.2

NOTICE OF REDEMPTION
Pepsi-Cola Metropolitan Bottling Company, Inc.
5.50% Notes Due May 15, 2035
(CUSIP No. 71343P AC5)1

NOTICE IS HEREBY GIVEN THAT, pursuant to the indenture dated as of August 15, 2003 (the “Original Indenture”), relating to the 5.50% Notes Due May 15, 2035 (the “Notes”), between PepsiAmericas, Inc. and Wells Fargo Bank Minnesota, National Association, as trustee, as amended and supplemented by the First Supplemental Indenture dated as of February 26, 2010 (the “First Supplemental Indenture”) among Pepsi-Cola Metropolitan Bottling Company, Inc. (the “Company”), PepsiAmericas, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and the Second Supplemental Indenture dated as of October 24, 2018 (the “Second Supplemental Indenture,” and together with the Original Indenture and the First Supplemental Indenture, the “Indenture”) between the Company and the Trustee, the Company has elected to exercise its option to redeem all of the outstanding Notes on December 12, 2022 (the “Redemption Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of the principal of the Notes to be redeemed plus interest thereon from the Redemption Date (exclusive of interest payable on the Redemption Date) through the Stated Maturity Date, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.20% (the “Redemption Price”); plus accrued and unpaid interest to but excluding the Redemption Date. Capitalized terms used but not defined herein are used as defined in the Indenture and form of Note.

Payment of the Redemption Price of the Notes, plus accrued and unpaid interest, will be made on the Redemption Date only upon presentation and surrender of Notes to Computershare Trust Company, N.A. as agent for Wells Fargo Bank, National Association (the “Paying Agent”), by hand or by mail at the following location:

Computershare Trust Company, N.A.
8800 Bay Meadows Way W., Suite 300
Jacksonville, FL 32256

Notes held through The Depository Trust Company (“DTC”) should be surrendered for redemption in accordance with DTC’s procedures therefor.

On the Redemption Date, the Redemption Price of the Notes, together with accrued and unpaid interest to but excluding the Redemption Date, will become due and payable. Unless the Company fails to pay the Redemption Price on the Redemption Date or to set apart funds for such payment, interest on the Notes to be redeemed will cease to accrue on and after the Redemption Date.

For all purposes of the Indenture, the Notes called for redemption in accordance with the foregoing will be deemed to be no longer outstanding from and after the Redemption Date, and all rights with respect thereto, except as stated herein, will cease as of the close of business on that same date and the only remaining right of holders of the Notes is to receive payment of the Redemption Price, plus accrued and unpaid interest to, but excluding, the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed.

1 The CUSIP number has been assigned to this issue by CUSIP Global Services and is included solely for the convenience of the holders of the Notes. No representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained herein and the holder may rely only on the identification numbers printed on its Note. Capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Indenture and the Notes.

IMPORTANT INFORMATION REGARDING TAX CERTIFICATION AND POTENTIAL WITHHOLDING:

Pursuant to U.S. federal tax laws, you have a duty to provide the applicable type of tax certification form (either a W-9 or the applicable W-8) issued by the U.S. Internal Revenue Service (“IRS”) to Computershare Trust Company, N.A. Corporate Trust Services to ensure payments are reported accurately to you and to the IRS. In order to permit accurate withholding (or to prevent withholding), a complete and valid tax certification form must be received by Computershare Trust Company, N.A. Corporate Trust Services before payment of the redemption proceeds is made to you. Failure to timely provide a valid tax certification form as required will result in the maximum amount of U.S. withholding tax (24% of any gross proceeds) being deducted from any redemption payment that is made to you.

Dated as of November 9, 2022

PEPSI-COLA METROPOLITAN BOTTLING COMPANY, INC.